Exhibit 99.1


   Moldflow Finalizes Fourth Quarter and Full 2007 Fiscal Year End
           Results and Completes SEC Comment Letter Process

  Announces the Appointments of Ken Welch as Chief Operating Officer and Lori Henderson as Chief Administrative Officer


    FRAMINGHAM, Mass.--(BUSINESS WIRE)--Sept. 13, 2007--Moldflow Corporation (NASDAQ: MFLO) today announced that the Company has finalized its results for the fourth quarter and full 2007 fiscal year. These results of operations were originally reported as "preliminary" on August 23, 2007 and should now be considered final, with the exception of the cash flow item noted below. Also today, the Company announced the completion of its SEC comment letter process. There were no adjustments to the Company's historic or current financial statements arising from the completion of this process.

    In discussing the finalized results of the Company's fourth quarter and full 2007 fiscal year, Roland Thomas, President and Chief Executive Officer said, "We are very pleased to be able to confirm our fourth quarter and year end results which were in line with the upper range of our expectations. Fiscal 2007 has produced solid results for Moldflow. Our focus throughout the fiscal year allowed us to grow our total revenue to $55.9 million, or 14% year-over-year, a marked improvement over fiscal 2006. Moving forward, we are confident in the strength of our core business and believe we are strongly positioned to take advantage of the continuing growth of the worldwide CAE market and further our leadership position."

    Thomas concluded, "As we head into fiscal 2008 as a CAE software only company, we have taken the opportunity to structure our internal organization to support our new business goals. As such, we are pleased to announce the appointments of Ken Welch as our Chief Operating Officer and Lori Henderson as our Chief Administrative Officer. Both Ken and Lori have been trusted members of the executive team for many years. As we target our efforts on creating the next generation of design optimization technologies and managing our business to maximize shareholder value, we believe that the appointments of Ken and Lori will provide the leadership necessary to achieve our goals."

    During the process of finalizing its fourth quarter and full 2007 fiscal year results, the Company determined that the cash generated by the operating activities of its continuing operations was $1.0 million dollars higher and cash used in the operating activities of the Company's discontinued operations was $1.0 million dollars lower than preliminarily reported on August 23, 2007. Cash generated by the operating activities of the Company's continuing operations and used in discontinued operations for the full 2007 fiscal year was $13.2 million and $(2.2) million, respectively. These adjustments were a result of the finalization of the allocation of certain balance sheet items between the Company's continuing and discontinued operations. These adjustments have no impact on the Company's previously reported revenue, GAAP or non-GAAP net income, GAAP or non-GAAP net income per share or cash and cash equivalents reported on August 23, 2007. For detailed fourth quarter and full 2007 fiscal year financial results, please refer to the Company's Annual Report on Form 10-K for the year ended June 30, 2007 filed earlier today.

    Business Outlook

    The Company is confirming the financial guidance provided in preliminary form on August 23, 2007. This guidance is provided on both a GAAP and non-GAAP basis. Non-GAAP guidance excludes the estimated charges for share-based compensation costs. Because there are significant limitations in estimating the impact of share-based compensation costs and related taxes, the tax benefits and estimated charges associated with share-based issuances are unpredictable. For these reasons, the actual impact of share-based compensation on our financial results may differ materially from the estimated amounts included in the guidance below.

    The current business outlook is based on information as of September 13, 2007 and is current as of that day only. For our full fiscal 2008, year we expect revenue to grow in the range of 10% to 13% when compared to fiscal 2007. We expect EBITDA to grow in the range of 13% to 20% in fiscal 2008 when compared to fiscal 2007. We expect non-GAAP net income per diluted share of approximately $0.94 to $1.00, based upon an estimated 12.1 million diluted shares. Non-GAAP net income per diluted share excludes charges for share-based compensation expenses which are expected to be approximately $1.8 million; net of related tax effects, and assumes an effective tax rate of approximately 21%. GAAP net income per diluted share for fiscal 2008 is expected to be between $0.78 and $0.84 based upon an estimated 12.1 million diluted shares. This GAAP estimate assumes an annual effective tax rate of approximately 25%.

    Use of Non-GAAP Financial Measures

    The Company has provided fiscal year 2008 guidance for non-GAAP net income, non-GAAP net income per diluted share and EBITDA as supplemental measures regarding the Company's operating performance. Non-GAAP net income and non-GAAP net income per diluted share exclude the impact of share-based compensation expense and therefore have not been calculated in accordance with GAAP. EBITDA is defined as GAAP net income from continuing operations plus any interest expense, income taxes, depreciation, amortization and share-based compensation expense less interest earned and therefore has not been calculated in accordance with GAAP. Moldflow is presenting these measures because management uses this information in evaluating the results of the Company's operations and for internal planning and forecasting purposes and believes that this information provides additional insight into our operating results, as well as enables comparison of these results to prior periods. These measures should not be considered an alternative to measurements required by GAAP, such as net income from continuing operations and net income per diluted share from continuing operations, and should not be considered a measure of our liquidity. In addition, these non-GAAP financial measures may not be comparable to similar measures reported by other companies. With respect to the non-GAAP financial measures as presented in our business outlook for fiscal 2008, the GAAP financial measures most directly comparable to each non-GAAP financial measure used or discussed in this press release and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure are included in this press release and can be found on the Investors page of the Moldflow Web site at http://www.moldflow.com/stp/english/investors/index.htm.

    About Moldflow Corporation

    Moldflow (NASDAQ: MFLO) is the leading global provider of design analysis solutions for the plastics injection molding industry. Moldflow's products and services allow companies to address part and mold design issues at the earliest stage and maximize productivity and profitability on the manufacturing floor. Visit www.moldflow.com for more information.

    Note to editors: Moldflow is a registered trademark of Moldflow Corporation or its subsidiaries worldwide. All other trademarks are properties of their respective holders.

    Cautionary Statement Regarding Forward-Looking Information

    Pursuant to the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, the Company notes that any statements contained in this press release that are not historical facts are forward-looking statements. Such forward-looking statements include, but are not limited to, statements by Moldflow's President and CEO, statements under Business Outlook and those regarding Moldflow's or management's intentions, hopes, beliefs, expectations, projections, plans for the future and estimates for the 2008 fiscal year. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include the risks that a weak global economy will slow capital spending by the Company's prospective customers; that the Company may not be able to recognize the revenue derived from orders received; that the sales cycle may lengthen; that foreign currency fluctuations may adversely affect the Company's financial results; that share-based compensation expense will continue to have a negative impact on the Company's GAAP operating profit, net income and earnings per share calculations; that changes in US or foreign tax legislation, or on-going tax inquiries and the on-going tax audits of the Company's subsidiary companies, including Australia, may result in a higher level of income tax expense than that projected; as well as other risks and uncertainties which are detailed from time to time in reports filed by Moldflow with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended June 30, 2007.

    EBITDA, GAAP and non-GAAP net income per diluted share guidance represent a point-in-time estimate and are based on information as of the date of this press release. Senior management has made numerous assumptions in providing this guidance which, while believed to be reasonable, may not prove to be accurate. In addition, as noted above, there are numerous factors that may cause actual results to differ materially from the guidance provided. The Company expressly disclaims any current intention or obligation to update the guidance provided or any other forward-looking statement in this press release to reflect future events or changes in facts assumed for purposes of providing this guidance or otherwise affecting the forward-looking statements contained in this press release.




                         Moldflow Corporation
                Reconciliation of Net Income to EBITDA
                            (in thousands)

                                                         Guidance
                                                        Year Ended
                                                      June 30, 2008
                                                    ------------------
                                                      High      Low
                                                    ------------------

EBITDA is calculated as follows:

 Net income - GAAP basis                            $10,050   $ 9,450
 Share-based compensation                             1,800     1,800
 Depreciation and amortization expenses               2,400     2,400
 Tax provision                                        3,350     3,150
 Interest income                                     (3,925)   (3,925)
                                                    --------  --------
 EBITDA                                             $13,675   $12,875
                                                    ========  ========



    CONTACT: Moldflow Corporation
             Investor relations contact:
             Dawn Soucier, 508-358-5848 x234
             dawn_soucier@moldflow.com